EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-59567, 333-11703, 333-11703-01, and 333-67843) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, 333-08005 and 333-27313) of Triton Energy Limited
of  our  report  dated February 2, 1999 appearing on page F-2 of this Form 10-K.





PricewaterhouseCoopers LLP
Dallas,  Texas
March  26,  1999